Exhibit No. 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Armstrong World Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-251362, 333‑212457, 333-177072, 333-154765 and 333-138034) on Form S-8 and in the registration statement (No. 333-224533) on Form S-3 of Armstrong World Industries, Inc. of our reports dated February 23, 2021, with respect to the consolidated balance sheets of Armstrong World Industries, Inc. as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule II, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of Armstrong World Industries, Inc.

Our report refers to the change in the method of accounting for leases.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 23, 2021